REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the shareholders and the Board of Directors of Ultra Series Fund:
In planning and performing our audits of the financial statements of
Ultra Series Fund (the Funds), including the Conservative Allocation
Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Core Bond
Fund, High Income Fund, Diversified Income Fund, Large Cap Value
Fund, Large Cap Growth Fund, Mid Cap Fund, International Stock Fund,
Madison Target Retirement 2020 Fund, Madison Target Retirement 2030
Fund, Madison Target Retirement 2040 Fund, and Madison Target
Retirement 2050 Fund, as of and for the year ended December 31,
2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States) (PCAOB), we considered the
Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and directors of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB.
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2017.
This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities
and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
/s/ Deloitte & Touche LLP
February 22, 2018